UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On November 6, 2014, 1118 Ala Moana, LLC and 1108 Auahi, LLC (collectively, the “Borrowers”) entered into a Loan Agreement (the “Loan Agreement”) with BREDS II Mortgage Corp. (the “Lender”).  The Borrowers are wholly-owned, indirect subsidiaries of The Howard Hughes Corporation (the “Company”).  The proceeds from the Loan Agreement will be used to finance the construction of a 171-unit condominium tower known as Waiea and a 311-unit condominium tower known as Anaha, each located in Honolulu, Hawaii at the Company’s Ward Village development.

The Loan Agreement provides for an initial maturity date of November 6, 2017 (with two, one year extensions, with a final, fully-extended maturity date of December 1, 2019), under which the Borrowers may borrow up to $600.0 million (the “Loan”).  Borrowings under the Loan Agreement bear interest at one-month LIBOR plus 6.75%.  Interest payments under the Loan Agreement are payable monthly and the principal is not due until maturity; provided, however, that the Borrowers are required to apply the net proceeds from each condominium-unit sale to pay down the outstanding principal of the Loan upon closing thereof.  The Loan is collateralized by all of the assets of the Borrowers, including their real property, improvements and personal property.  The obligations of the Borrowers are also secured by a pledge of their limited liability company interests pursuant to a pledgor guaranty and a pledge agreement.

The Loan Agreement contains customary terms, conditions precedent, affirmative and negative covenants, limitations and other conditions for loans of this type, including requirements for cash reserves and restrictions on incurring additional indebtedness, creation of liens, mergers and fundamental changes, sales or other dispositions of property, investments and capital expenditures.

The Loan Agreement also contains customary events of default, some of which are subject to cure periods.  The events of default include, among others things, nonpayment of principal, interest or fees; breach of the representations or warranties in any material respect; breach of the financial, affirmative or negative covenants; bankruptcy or insolvency; material judgments entered against the Borrowers; certain changes in control of the Borrowers; and the invalidity or unenforceability of the Loan Agreement or other documents associated with the Loan Agreement.  The occurrence of an event of default will permit the Lender to terminate its commitments to lend under the Loan Agreement and accelerate payment of all amounts outstanding thereunder.

The Loan Agreement further requires that the Company enter into certain agreements that provide guaranties and indemnities in favor of the Lender, including a completion guaranty, a carry cost guaranty, a limited guaranty of certain nonrecourse carve-out items and an environmental indemnity agreement (collectively, the “Guaranties”).  The Guaranties include standard full recourse provisions if certain events occur, such as the Company’s violation of the transfer restrictions set forth in the Loan Agreement and the substantive consolidation of the Borrowers.  In addition, the Guaranties require that the Company meet certain minimum liquidity and tangible net worth requirements.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date:                  November 10, 2014

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